Exhibit 99.1

VIA EMAIL

October 28, 2008
Bulletin No. 1301

Amendment to Retained Earnings and Dividend Policy

Dear Chief Executive Officer:

On October 22, 2008, the Board of Directors of the Federal Home Loan Bank of San Francisco amended the Bank's Retained Earnings and Dividend Policy effective for the third quarter of 2008.

As you know, the policy provides for two types of restricted retained earnings:

  The amount of any cumulative net unrealized gains associated with derivatives, hedged items, and financial instruments carried at fair value resulting from FAS 133 and FAS 159 (included in restricted retained earnings because the gains are expected to reverse over time); and
  The targeted buildup amount (currently being retained at an amount equal to 20% of earnings excluding the effects of SFAS 133 and SFAS 159).

The Bank's Board of Directors has amended two elements of the policy:

  The policy previously provided that, if the Bank had net unrealized losses resulting from FAS 133 and FAS 159 in a given quarter that resulted in a cumulative net unrealized loss or increased the Bank's cumulative net unrealized loss at the end of the quarter, the Bank was required to reduce the amount retained for the targeted buildup that quarter by the amount of the cumulative net unrealized loss (up to 50% of the total amount retained for the targeted buildup) and make that amount available for dividends. In keeping with the Bank's plan to accelerate the buildup of retained earnings, the Board has eliminated this requirement from the policy. Earnings retained for the targeted buildup will therefore not be required to be made available for dividends as an offset to the amount of any cumulative net unrealized loss.
  The Bank's policy previously specified that the amount of earnings to be retained for the targeted buildup would be based on earnings excluding the effects of SFAS 133 and 159, whether those effects resulted in a cumulative net unrealized gain or a cumulative net unrealized loss at the end of the quarter. The Board revised the policy so that the amount of earnings to be retained for the targeted buildup will be based on the earnings available for dividends. When the Bank has a cumulative net unrealized gain at the beginning and the end of a quarter, the earnings available for dividends will be earnings excluding the effects of SFAS 133 and SFAS 159. When the Bank has a cumulative net unrealized loss at the beginning or the end of a quarter, the earnings available for dividends will also reflect some or all of any unrealized net gains or losses experienced during the quarter.

We expect the amendments to the Bank's Retained Earnings and Dividend Policy to affect the dividend rate for the third quarter of 2008. We plan to publish the third quarter dividend rate with our third quarter operating results on October 30, 2008. We plan to file our third quarter Form 10-Q on or about November 13, 2008.

If you have any questions about our Retained Earnings and Dividend Policy, please contact your Relationship Manager.

Sincerely,

/s/ Dean Schultz

Dean Schultz
President and Chief Executive Officer

cc: Chief Financial Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This bulletin contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "are expected," "will," "expect," and "plan," or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the changes in federal laws and regulations. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.